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                                                                   EXHIBIT 4.5
Authorization for                                                  PNC BANK
Employee Stock Purchase Plan
Bi-Weekly Payroll Deduction         65U/SVOption
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PLEASE PRINT

--------------------------------------------------      FOR YOUR
NAME                                                    BENEFIT
--------------------------------------------------
MARKET LOCATION
                      / / FULL TIME  / / PART TIME      EMPLOYEE STOCK
--------------------------------------------------      PURCHASE PLAN
SOCIAL SECURITY NUMBER           WORK PHONE
/ / / / - / / / - / / / / /      (        )
--------------------------------------------------
WORK ADDRESS

--------------------------------------------------
STATE OF YOUR RESIDENCE

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/ / INITIAL AUTHORIZATION                               CHECK THE PERCENTAGE OF
    I have been continuously employed for one year      YOUR BASE SALARY
    and have received a copy of the Corporation's
    Prospectus, as supplemented, relating to the        / /   1%   A 0800/P001
    Employee Stock Purchase Plan. I hereby elect        / /   2%   A 0800/P002
    to participate in the Plan, subject to the          / /   3%   A 0800/P003
    terms and limitations contained herein, and         / /   4%   A 0800/P004
    authorize you to deduct the following PERCENT       / /   5%   A 0800/P005
    from my base pay (must be whole number              / /   6%   A 0800/P006
    percentage--Minimum 1% and Maximum 10%):            / /   7%   A 0800/P007
                                                        / /   8%   A 0800/P008
/ / CHANGE IN EXISTING AUTHORIZATION                    / /   9%   A 0800/P009
    I authorize you to change the PERCENT deducted      / /  10%   A 0800/P010
    from my base pay in connection with my Stock
    Purchase Account and authorize you to deduct the following PERCENT from my base pay (must be a whole number percentage--Minimum 1% and Maximum 10%):

Such deduction will begin with the first computed pay period following the next offering date (June 1 and December 1 of each year). I understand that in any one calendar year I cannot purchase more than 400 shares of Common Stock under the Plan.

IF YOU WISH TO SUSPEND CONTRIBUTIONS, YOU MUST COMPLETE A "SUSPEND CONTRIBUTIONS/SALE REQUEST" FORM

THIS FORM MUST BE RECEIVED BY CORPORATE BENEFITS ADMINISTRATION FIFTEEN (15) DAYS PRIOR TO THE COMMENCEMENT OF THE NEXT OFFERING DATE IN ORDER TO BE IN EFFECT FOR THE FIRST PAY OF THAT PERIOD.

Signature -----------------------------------  Date ----------------------------

PLEASE RETURN WHITE AND CANARY COPIES TO:
PNC Bank, Corporate Benefits Administration, 300 Sixth Avenue Building-3rd Floor KEEP THE PINK COPY FOR YOUR RECORDS.

WHITE & CANARY-CORPORATE BENEFITS ADMINISTRATION                PINK-EMPLOYEE